SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                December 24, 2002

Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York		10080

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)

Item 5.    Other Events

Merrill Lynch has joined with nine other major financial services institutions in a settlement-in-principle with the U.S. Securities and Exchange Commission, the National Association of Securities Dealers and the New York Stock Exchange to resolve matters arising from their research-related inquiries. This settlement-in-principle calls for Merrill Lynch, among other things, to contribute $100 million for the funding of independent research and investor education over the next five years but does not require Merrill Lynch to pay any fines or make any additional civil payments. In the fourth quarter of 2002, Merrill Lynch paid out amounts under its previously announced $100 million settlement of research-related claims to 48 of the 50 states, the District of Columbia and the Commonwealth of Puerto Rico.

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Certain statements contained in this report may constitute forward-looking statements. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch’s beliefs regarding future events, which are inherently uncertain. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. The reader should, however, consult any further disclosures of a forward-looking nature Merrill Lynch may make in its reports on Form 10-K, Form 10-Q, and Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERRILL LYNCH & CO., INC.
(Registrant)

By:	/S/ JUDITH A. WITTERSCHEIN
Judith A. Witterschein
Corporate Secretary

Date: December 24, 2002

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